Exhibit 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We do hereby consent to the use of our name in "Item 2. Properties" of the Annual Report on Form 10-K of Stone Energy Corporation (the "Company") for the year ended December 31, 2004 and to the incorporation by reference thereof into the Company’s previously filed Registration Statements on Form S-8 (Registration Nos. 33-67332, 333-51968, 333-64448, 333-87849 and 333-107440), S-3 (Registration No. 333-86450) and S-4 (Registration No. 333-122423).

CAWLEY, GILLESPIE & ASSOCIATES, INC.

By: /s/Kenneth J. Mueller
Kenneth J. Mueller
Petroleum Engineer

Fort Worth, Texas

March 9, 2005